RAIT INVESTMENT TRUST

2005 EQUITY COMPENSATION PLAN

SHARE AWARD AGREEMENT

This SHARE AWARD AGREEMENT, dated as of      (the “Date of Grant”), is delivered by RAIT Investment Trust (“RAIT”), to      (the “Participant”).

RECITALS

A. The RAIT Investment Trust 2005 Equity Compensation Plan (the “Plan”) provides for the grant of common shares of beneficial interest, par value $0.01 per share, of RAIT (the “Common Shares”).

B. The Compensation Committee of the Board of Trustees of RAIT (the “Committee”) has decided to make a share award grant as an inducement for the Participant to promote the best interests of RAIT and its shareholders. The Participant may receive a copy of the Plan by contacting      , at      .

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Share Award Grant. Subject to the terms and conditions set forth in this Agreement and the Plan, RAIT hereby grants the Participant      Common Shares (the “Shares”). The Shares shall be fully vested on the Date of Grant.

2. Restrictions on Issuance or Transfer of Shares.

(a) The obligation of RAIT to deliver Shares under this Agreement shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate to comply with relevant securities laws and regulations. The issuance of Shares to the Participant pursuant to this Agreement is subject to any applicable taxes and other laws and regulations of the United States or of any state having jurisdiction thereof.

(b) The Participant agrees to be bound by RAIT’s policies regarding the transfer of Shares and understands that there may be certain times during the year in which the Participant will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, or encumbering Shares.

(c) As soon as reasonably practicable after the Date of Grant, share certificates representing the Shares shall be issued by RAIT to the Participant.

3. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Agreement and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in the Plan. This grant is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of RAIT, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe this grant pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder and the Participant’s acceptance of this grant is the Participant’s agreement to be bound by the interpretations and decisions of the Committee with respect to this grant and the Plan.

4. Withholding. The Participant shall be required to pay to the Company (as defined in the Plan), or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant of the Shares. Subject to Committee approval, the Participant may elect to satisfy any tax withholding obligation of the Company with respect to the Shares by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

5. No Rights to Continued Employment or Service. This grant shall not confer upon the Participant any right to be retained in the employment or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time. The right of the Company to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

6. Assignment by RAIT. The rights and protections of RAIT hereunder shall extend to any successors or assigns of RAIT. This Agreement may be assigned by RAIT without the Participant’s consent.

7. Effect on Other Benefits. The value of Shares granted to the Participant pursuant to this Agreement shall not be considered eligible earnings for purposes of any other plans maintained by the Company. Neither shall such value be considered part of the Participant’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

8. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws provisions thereof.

9. Notice. Any notice to RAIT provided for in this instrument shall be addressed to RAIT in care of the Board of Trustees at the principal office of RAIT, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to RAIT in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, RAIT has caused its duly authorized officers to execute and attest this Share Award Agreement, and the Participant has placed his or her signature hereon, effective as of the Date of Grant.

RAIT INVESTMENT TRUST

Attest:

By:

I hereby accept the grant of Shares described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby acknowledge and agree that all of the decisions, interpretations and determinations of the Committee with respect to the Shares shall be final, binding and conclusive on me, my beneficiaries and any other persons having or claiming an interest under this Agreement.

Participant

Date